Exhibit 15

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



December 8, 1998


Ladies and Gentlemen:

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Central Illinois Public Service Company for the periods ended March 31, 1998 and 1997, June 30, 1998 and 1997 and September 30,1998 and 1997,
as indicated in our reports dated April 24, 1998, July 23, 1998 and October 15, 1998, respectively; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above (issued pursuant to the provisions of Auditing Standards No. 71) are attached to this letter and, therefore, are incorporated by reference in Central Illinois Public Service Company's Prospectus constituting part of its Registration Statement on Form S-3 (No. 333-18473), as amended. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



/S/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

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


                        Report of Independent Accountants


To the Board of Directors of
Central Illinois Public Service Company




April 24, 1998


We have reviewed the accompanying balance sheet of Central Illinois Public Service Company (the "Company" or "AmerenCIPS") as of March 31, 1998, and the related statements of income and cash flows for the three-month and twelve-month periods ended March 31, 1998 and 1997. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying 1998 financial statements for them to be in conformity with generally accepted accounting principles.

The balance sheet of the Company at December 31, 1997 and the related statements of income, cash flows and stockholder's equity for the year then ended (not presented herein) were audited by other independent accountants whose report dated February 1, 1998 expressed an unqualified opinion on those statements.



/S/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
St. Louis, MO


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


                        Report of Independent Accountants


To the Board of Directors of
Central Illinois Public Service Company




July 23, 1998


We have  reviewed the  accompanying  balance  sheet of Central  Illinois  Public
Service Company (the "Company" or "AmerenCIPS") as of June 30, 1998, and the related statements of income and cash flows for the three-month, six-month and twelve-month periods ended June 30, 1998 and 1997. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying 1998 financial statements for them to be in conformity with generally accepted accounting principles.

The balance sheet of the Company at December 31, 1997 and the related statements of income, cash flows and stockholder's equity for the year then ended (not presented herein) were audited by other independent accountants whose report dated February 1, 1998 expressed an unqualified opinion on those statements.



/S/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
St. Louis, MO

                        Report of Independent Accountants


To the Board of Directors of
Central Illinois Public Service Company




October 15, 1998


We have reviewed the accompanying balance sheet of Central Illinois Public Service Company (the "Company" or "AmerenCIPS") as of September 30, 1998, and the related statements of income and cash flows for the three-month, nine-month and twelve-month periods ended September 30, 1998 and 1997. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying 1998 financial statements for them to be in conformity with generally accepted accounting principles.

The balance sheet of the Company at December 31, 1997 and the related statements of income, cash flows and stockholder's equity for the year then ended (not presented herein) were audited by other independent accountants whose report dated February 1, 1998 expressed an unqualified opinion on those statements.



/S/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
St. Louis, MO



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